Exhibit 99.1

1 Midland States Bancorp, Inc. NASDAQ: MSBI Investor Presentation May 2022

2 Forward - Looking Statements. This presentation may contain forward - looking statements within the meaning of the federal securities laws. Forward - looking statements expressing management’s current expectations, forecasts of future events or long - te rm goals may be based upon beliefs, expectations and assumptions of Midland’s management, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or o th er similar expressions. All statements in this presentation speak only as of the date they are made, and Midland undertakes no obligation to update any statement. A number of factors, many of which are beyond the ability of Midland to control or predict, could cause actual results to differ materially from those in its forward - looking statements including the effects of the Corona virus Disease 2019 (“COVID - 19”) pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic. These risks and uncertainties should be considered in evaluating forward - looking statements, and undue reliance shoul d not be placed on such statements. Additional information concerning Midland and its businesses, including additional factors tha t could materially affect Midland’s financial results, are included in Midland’s filings with the Securities and Exchange Commi ssi on. Use of Non - GAAP Financial Measures. This presentation may contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non - GAAP financial measure s include “Adjusted Earnings,” “Adjusted Pre - Tax, Pre - Provision Income,” “Adjusted Diluted Earnings Per Share,” “Adjusted Return o n Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre - Tax, Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangib le Book Value Per Share,” and “Return on Average Tangible Common Equity.” The Company believes that these non - GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non - GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financ ial measures. Not all companies use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliations of these non - GAAP measures are provided in the Appendix section of this presentation.

3 Company Snapshot ▪ $7.3 billion asset community bank established in 1881 and headquartered in Effingham, Illinois » Largest Illinois - based community bank 1 ▪ $4.0 billion Wealth Management business ▪ Commercial bank focused on in - market relationships with national diversification in equipment finance ▪ 52 branches in Illinois and Missouri ▪ 15 successful acquisitions since 2008 Notes: 1) Community bank defined as banks with less than $10 billion in assets; Source: S&P Capital IQ 2) All financial data as of March 31, 2022

4 Financial Services & Banking Center Footprint

5 Notes: 1. As of March 31, 2022 Investment Summary Consistent track record of driving compelling shareholder returns through disciplined strategic expansion and earnings growth Well diversified loan portfolio across asset classes, industries and property types Organization - wide focus on expense management driving improvement in operating efficiencies Attractive , stable core deposit franchise with 32% non - interest bearing accounts 1 Illinois and contiguous states provide ample opportunities for future acquisitions Proven track record of successful acquisitions with a focus on enhancing shareholder value while building a platform for scalability Leveraging technology to drive revenue growth, increase market share, and enhance the customer experience 32%

6 Business and Corporate Strategy Customer - Centric Culture Drive organic growth by focusing on customer service and accountability to our clients and colleagues; seek to develop bankers who create dynamic relationships; pursue continual investment in people; maintain a core set of institutional values, and build a robust technology platform that provides customers with a superior banking experience Operational Excellence A corporate - wide focus on driving improvements in people, processes and technology in order to generate further improvement in Midland’s operating efficiency and financial performance Enterprise - Wide Risk Management Maintain a program designed to integrate controls, monitoring and risk - assessment at all key levels and stages of our operations and growth; ensure that all employees are fully engaged Accretive Acquisitions Maintain experienced acquisition team capable of identifying and executing transactions that build shareholder value through a disciplined approach to pricing; take advantage of relative strength in periods of market disruption Revenue Diversification Generate a diversified revenue mix and focus on growing businesses that generate strong recurring revenues such as wealth management

7 Jeffrey G. Ludwig | President and CEO of Midland States Bancorp ▪ Assumed Company CEO role in Jan. 2019 after serving as Bank CEO ▪ More than 10 years serving as CFO ▪ Joined Midland in 2006; 16+ years in banking industry Jeffrey S. Mefford | President of Midland States Bank and EVP of Midland States Bancorp ▪ Joined Midland in 2003 ▪ Appointed Bank President in March 2018 ▪ Oversees all sales activities for commercial, retail, mortgage, wealth management, equipment finance, and treasury management Douglas J. Tucker | SVP, Corporate Counsel and Director of IR ▪ 20 + years experience advising banks and bank holding companies ▪ Significant IPO, SEC reporting and M&A experience ▪ Joined Midland in 2010 Eric T. Lemke | Chief Financial Officer ▪ Promoted to Chief Financial Officer in November 2019 ▪ Joined Midland in 2018 as Director of Assurance and Audit ▪ 25+ years of financial accounting and reporting experience in financial services Jeffrey A. Brunoehler | Chief Credit Officer ▪ 30+ years in banking, lending and credit ▪ Leads the credit underwriting, approval and loan portfolio management functions ▪ Joined Midland in 2010 Experienced Senior Management Team

Successful Acquisition History

- Midland States has completed 15 transactions since 2008, including FDIC-assisted, branch, whole bank, asset purchase and business line acquisitions, and a New York trust asset acquisition
- Demonstrated history of earnings expansion
- Deliberate diversification of geographies and revenue channels
- Successful post-closing integration of systems and businesses
- Most recent acquisition: ATG Trust Company, adding $401 million in AUA (closed in Q2 2021)

Selected Acquisitions

	2009	2010	2014	2016	2017	2018	2019
	Strategic Capital Bank	AMCORE Bank, N.A.	Love Savings / Heartland Bank	Sterling Bancorp	Centrue Financial	Alpine Bancorp.	HomeStar Financial
Acquisition Type	FDIC-Assisted	12 Branches	Whole Bank	Trust Administration	Whole Bank	Whole Bank and Wealth Mgmt	Whole Bank
Assets Acquired ($mm)	$540.4	$499.5	$889.0	-	$990.2	$1,243.3	$366.0
Location	Champaign, IL	Northern Illinois	St. Louis, MO	Yonkers, NY	Northern Illinois	Rockford, IL	Kankakee, IL
	Financially Transformative	Operationally Transformative	Revenue Diversification	Expansion of Trust Business	Enhanced Scale and Market Presence	Expanded Core Bank and Wealth Management	Low-cost Deposit Franchise and Market Presence

8

Midland States Bancorp, Inc.

9 (1) All data as of or for the three months ended December 31, 2021 Overview of Pending FNBC Branch Acquisition Key Highlights ▪ Acquiring one branch and the deposits and certain loans from two FNBC Bank & Trust locations ▪ Adds branch in Mokena, IL ▪ Increases Midland’s exposure to faster growing markets in Northern Illinois ▪ Improves ability to capitalize on new client and talent acquisition opportunities created by bank merger activity in Chicago MSA ▪ Expected to close in Q2 2022 Financial Impact (1) ▪ Adds attractively priced core deposits ▪ ~$86 million of deposits ▪ More than 35% of deposits are noninterest - bearing accounts ▪ Cost of deposits of less than 0.10% ▪ Adds ~$26 million in loans ▪ Slightly accretive to earnings on an immediate basis Extends Footprint Closer to Chicago

10 Successful Execution of Strategic Plan… Total Assets (at period - end in Billions) CAGR: 17% Selected Acquisitions: Total Assets at Time of Acquisition (in millions) 2009: Strategic Capital Bank ($540) 2010: AMCORE Bank ($500) 2014: Love Savings/Heartland Bank ($889) 2017: Centrue Financial ($990) 2018: Alpine Bancorp. ($1,243) 2019: HomeStar Financial Group ($366) $1.1 $1.6 $1.5 $1.6 $1.7 $2.7 $2.9 $3.2 $4.4 $5.6 $6.1 $6.9 $7.4 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Selected Acquisitions

11 $13.82 $15.20 $17.16 $17.31 $17.00 $18.64 $19.31 $21.66 2014 2015 2016 2017 2018 2019 2020 2021 …Leads to Creation of Shareholder Value Note: (1) Tangible book value per share is a non - GAAP financial measure; tangible book value per share is defined as tangible common equit y divided by shares of common stock outstanding; please refer to the reconciliation in the Appendix Tangible Book Value Per Share (1) (at period - end) Dividends Declared Per Share 22 Consecutive Years of Dividend Increases (annualized) $0.59 $0.65 $0.72 $0.80 $0.88 $0.97 $1.07 $1.12 $1.16 2014 2015 2016 2017 2018 2019 2020 2021 2022 (annualized) CAGR: 6.6% CAGR: 8.8%

Strategic Initiatives Strengthening Franchise

Significant Corporate Actions Since Coming Public in 2016…

Scale

Action	Strategic Rationale	Financial Impact	2016	2021
Three whole bank acquisitions	• Low-cost deposits	Total Assets	$3.2B	$7.4B
Four Wealth Management acquisitions	• Recurring revenue	AUA	$1.7B	$4.2B
Expanded equipment finance group	• Diversify revenue with attractive risk-adjusted yields	Equipment Finance	$191M	$945M

Efficiency

Action	Strategic Rationale	Financial Impact	2016	2021
Branch network and facility reductions	• Increasing adoption of digital	Efficiency Ratio(1)	68.66%	57.05%
Sale of Commercial FHA Loan Origination platform	• Remove inconsistent revenue and profit contributor • Retain low-cost servicing deposits	Deposits/Branch	$53M	$118M
Accelerate technology investments	• Harnessing data to drive efficiencies for increased wallet share			

Notes:
(1) Represents a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the appendix.

12

Midland States Bancorp, Inc.

13 Strategic Initiatives Strengthening Franchise …Have Produced Improved Growth and Profitability Total Loans $2,320 $3,227 $4,138 $4,401 $5,103 $5,225 2016 2017 2018 2019 2020 2021 (in millions, as of year - end) Wealth Management Revenue $8.09 $13.34 $20.51 $21.83 $22.80 $26.81 2016 2017 2018 2019 2020 2021 (in millions) Adjusted Pre - Tax Pre - Provision Earnings (1) Efficiency Ratio (1) $50.1 $61.9 $83.7 $101.3 $108.9 $120.4 2016 2017 2018 2019 2020 2021 68.66% 66.66% 66.08% 61.53% 59.42% 57.05% 2016 2017 2018 2019 2020 2021 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix.

Technology Roadmap

Midland's technology investments are enhancing efficiencies, improving client experience, and positively impacting retail deposit gathering and commercial/consumer loan production

	Consumer	Small Business	Commercial	Wealth

Customer Facing

- **Flexible Overdrafts** (Q1 2022) — Velocity Solutions
- **Near real time payments** (Q1 2021) — Zelle
- **Online loan Origination** (Q1 2021) — blend
- **Consumer online account opening** (2020) — nCino
- **Commercial Online Account Opening** (Q4 2021) — nCino
- **Integrated Payables – Payments** (Q4 2021) — FIS
- **Commercial Relationship pricing optimization engine** (Q1 2022) — precisionlender
- **SBA Loan Portal** (Opening Dec 2021)
- **Online Access and Portal** (Q4 2021) — FIS
- **Automated analytics-based marketing platform deployed with access to all datasets and all businesses** (2020 and on-going) — salesforce marketing cloud
- **CRM deployed to 600+ front office employees with rich view of the customer, automated leads, and single view of pipelines for executive team** (2020) — salesforce
- **Retail Banking Needs Navigator & Customer Incentive Programs** (2020) — salesforce
- **Self service loan portal and treasury on-boarding** (2021) — salesforce

Foundational

- **Fintech Partnerships Established** — Canapi Fund, Alloy, Blend, Plaid, GreenSky, JAM/FINTOP Fund, Informatica
- **CX Platform Customer Feedback (2020, 2021)** — NICE
- **Artificial Intelligence (2020, 2021)** 200+ RPA "bots" deployed in the last 18 months, AI based solutions applied in Risk Management, Mortgage Operations (Q2 2021), and Cyber Security (UEBA) — UiPath, nintex
- **Silo-elimination and 360 view of customer (2020)** All sales teams on single sales platform using same 360 view of customer — SAS Viya, Power BI
- **Centralized Data Analytics – Informatica, PowerBI, SAS Viya (2018, 2019, 2020)** Oracle data warehouse with 98% of data accessible for analytics across all products, services and channels.
- **Digital Talent (39 FTE)** Chief Digital Officer, Director – Digital Customer Experience, Director – Enterprise Data Services, Director – Digital Solution Delivery, Lead Engineer API Development, Senior Manager – Digital Marketing, Manager – Customer Experience, Board Member – Digital Expertise, Web Development

14

15 Loan Portfolio and Asset Quality

16 Commercial Loans and Leases by Industry RE / Rental & Leasing $1,044 25.0% All Others $494 11.8% Skilled Nursing $358 8.6% Construction - General $298 7.1% Manufacturing $271 6.5% Finance and Insurance $263 6.3% Accommodation & Food Svcs $240 5.8% Assisted Living $222 5.3% Trans. / Ground Passenger $200 4.8% Ag., Forestry, & Fishing $165 4.0% General Freight Trucking $159 3.8% Retail Trade $148 3.5% Wholesale Trade $128 3.1% Other Services $98 2.4% Health Care $82 2.0% Industries as a percentage of Commercial, CRE and Equipment Finance Loans and Leases with outstanding balances of $4.17 billion as of 3/31/22 ($s in millions)

17 Commercial Real Estate Portfolio by Collateral Type Skilled Nursing $383 16.7% Retail $343 14.9% Multi - Family $293 12.7% Industrial / Warehouse $186 8.1% Assisted Living $182 7.9% Hotel/Motel $168 7.3% Office $147 6.4% All Others $113 4.9% Farmland $71 3.1% Residential 1 - 4 Family $65 2.8% C - Store / Gas Station $65 2.8% Special Purpose $65 2.8% Medical Building $63 2.7% Mixed Use / Other $57 2.5% Developed Land $38 1.7% Restaurant $32 1.4% Raw Land $29 1.3% Collateral type as a percentage of the Commercial Real Estate and Construction Portfolio with outstanding balances of $2.30 billion as of 3/31/22 CRE Concentration (as of 3/31/22) CRE as a % of Total Loans 38.2% CRE as a % of Total Risk - Based Capital (1) 246.8% Notes: (1) Represents non - owner occupied CRE loans only ($s in millions)

18 Accelerating Commercial Loan Growth » New hires and an increase in productivity of the commercial banking group without increasing the size of the business development team » Addition of expertise in specialty finance and SBA lending » Increased exposure to higher growth markets in Northern Illinois and St. Louis » Successfully moving up market and working with larger clients that have greater financing needs » Effectively leveraging technology investments, including the Salesforce platform, to improve win rate and expand relationships with clients Notes: 1) Excluding PPP loans and commercial FHA warehouse lines of credit 23% Annualized Loan Growth in Second Half of 2021 (1) Commercial and CRE Loan Production $313 $417 $289 $858 $673 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 New Loan Fundings New Unfunded Commitments ($ in millions)

19 Midland Equipment Finance Portfolio Overview ($ in millions) Portfolio Characteristics (as of 3/31/22) Nationwide portfolio providing financing solutions to equipment vendors and end - users Total Outstanding Loans and Leases $957.6 million (17.3% of total loans) Number of Loans and Leases 8,133 Average Loan/Lease Size $117,739 Largest Loan/Lease $1.2 million Weighted Average Rate 4.83% Representative Industries Served Manufacturing, General Freight Trucking, Construction, Transit and Ground Passenger Avg. FICO Score 604 Equipment Finance Outstanding Balances $376 $632 $862 $945 $958 2018 2019 2020 2021 1Q 2022 1.01% 0.49% 0.72% 0.53% - 0.02% 2018 2019 2020 2021 1Q 2022 NCOs/Average Loans Losses consistently below industry averages

20 GreenSky Consumer Loan Portfolio Overview Delinquency Rate (greater than 60 days) Portfolio Characteristics (as of 3/31/22) Total Outstanding $924.8 million (16.7% of total loans) Number of Loans 433,987 Average Loan Size $2,131 Average FICO Score 771 Total Deferred Loans (as of December 31, 2021) $0.5 million (0.1% of portfolio) Total Deferred Loans (as of March 31, 2022) $0.4 million (0.04% of portfolio) ▪ Average FICO score of 771 ▪ No losses to MSBI in 10 year history of portfolio Prime Credit 0.35% 0.23% 0.25% 0.26% 0.25% Mar 2021 Jun 2021 Sep 2021 Dec 2021 Mar 2022 ▪ Cash flow waterfall structure » Cash flow from portfolio covers servicing fee, credit losses and our target margin » Excess cash flow is an incentive fee to GreenSky that is available to cover additional losses » GreenSky received incentive fees in 38 of past 39 months including every month in 2020, 2021 and 2022 ▪ Escrow deposits » Escrow deposits absorb losses in excess of cash flow waterfall » Escrow account totaled $39.2 million at 3/31/22 or 4.2% of the portfolio Credit Enhancement

21 Asset Quality NCO / Average Loans • Nonperforming loans increased $10.3 million due to the addition of one commercial real estate loan where no loss is currently expected • Generally positive trends in the loan portfolio with continued upgrades of watch list loans • Net charge - offs of $2.3 million, or 0.17% of average loans • Provision for credit losses on loans of $4.1 million primarily related to the growth in total loans • $1.1 million of loans remain on deferral at 3/31/22 (0.02% of total loans) Nonperforming Loans / Total Loans (Total Loans as of quarter - end) 1.08% 1.27% 1.11% 0.81% 0.95% 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 0.14% 0.33% 0.25% 0.37% 0.17% 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022

22 Changes in Allowance for Credit Losses ACL 12/31/21 ACL 3/31/22 ($ in thousands) Specific Reserves Portfolio Changes Economic Factors ▪ Changes to specific reserves ▪ New loans ▪ Changes in credit quality including risk ratings and deferrals ▪ Changes in allocations to COVID - 19 impacted segments ▪ Aging of existing portfolio ▪ Other charge - offs and recoveries ▪ Changes to macro - economic variables and forecasts ▪ Changes to other economic qualitative factors

23 ACL by Portfolio Portfolio Total Loans at 3/31/22 ACL % of Total Loans Total Loans at 12/31/21 ACL % of Total Loans Commercial $ 796,498 $ 5,078 0.64% $ 770,670 $ 5,783 0.75% Warehouse Lines 83,999 - 0.00% 91,927 - 0.00% Commercial Other 641,628 7,543 1.18% 679,518 8,592 1.26% Equipment Finance 528,572 7,288 1.38% 521,973 8,262 1.58% Paycheck Protection Program 22,862 34 0.15% 52,477 79 0.15% Lease Financing 429,000 7,264 1.69% 423,280 7,469 1.76% CRE non - owner occupied 1,291,239 18,132 1.40% 1,105,333 14,771 1.34% CRE owner occupied 499,871 5,646 1.13% 469,658 5,941 1.26% Multi - family 252,507 2,163 0.86% 171,875 1,740 1.01% Farmland 70,424 336 0.48% 69,962 541 0.77% Construction and Land Development 188,668 816 0.43% 193,749 972 0.50% Residential RE First Lien 268,787 2,924 1.09% 274,412 2,314 0.84% Other Residential 60,544 364 0.60% 63,738 381 0.60% Consumer 101,692 310 0.30% 106,008 307 0.29% Consumer Other (1) 939,104 2,362 0.25% 896,598 2,251 0.25% Total Loans 5,539,961 52,938 0.96% 5,224,801 51,062 0.98% Loans (excluding GreenSky, PPP and warehouse lines) 4,452,413 50,401 1.13% 4,148,188 48,608 1.17% ($ in thousands) Notes: (1) Primarily consists of loans originated through GreenSky relationship

24 Recent Financial Trends

25 Overview of 1Q22 25 Strong Expense Management 1Q22 Earnings • Efficiency Ratio (1) was 55.73% • Adjusted noninterest expense (1) consistent with prior quarter • More productive commercial banking teams driving strong loan growth without materially impacting expense levels Significant Expansion in Net Interest Margin • NIM increased 25 basis points to 3.50% • Strong loan production enabled redeployment of excess liquidity into loan portfolio • Higher interest rates leading to improved loan pricing on new originations • Net income of $20.7 million, or $0.92 diluted EPS • Pre - tax, pre - provision earnings (1) of $32.0 million • ROAA of 1.16%, ROATCE (1) of 17.84%, and Adjusted PTPP (1) of $32.0 million all increased from prior year Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. Another Strong Quarter of Loan Production • Total commercial and CRE loan production increased 115% compared to first quarter of 2021 • Total loans increased 24.1% annualized • CRE loans, including multifamily, increased $297 million from the end of the prior quarter

26 Loan Portfolio Total Loans and Average Loan Yield • Total loans increased $315.2 million from prior quarter to $5.54 billion • Growth in CRE loans, equipment finance, conventional commercial loans, and consumer loans offset lower end - of - period balances on commercial FHA warehouse credit lines, residential real estate loans, and lower PPP loans • Equipment finance balances increased $12.3 million, or 1.3% from end of prior quarter • Excluding PPP loans and commercial FHA warehouse credit lines, total loans increased at an annualized rate of 27.8% during 1Q22 • PPP loans were $22.9 million at Mar. 31, 2022, a decrease of $29.6 million from Dec. 31, 2021 Loan Portfolio Mix (in millions, as of quarter - end) (in millions, as of quarter - end) $4,911 $4,836 $4,916 $5,225 $5,540 4.50% 4.43% 4.42% 4.36% 4.40% 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 Total Loans Average Loan Yield 1Q 2022 4Q 2021 1Q 2021 Commercial loans and leases $ 1,867 $ 1,873 $ 1,977 Commercial real estate 2,114 1,817 1,494 Construction and land development 189 194 192 Residential real estate 329 338 399 Consumer 1,041 1,003 849 Total Loans $5,540 $5,225 $4,911 Total Loans ex. Commercial FHA Lines and PPP $5,433 $5,080 $4,494

27 Total Deposits Total Deposits and Cost of Deposits • Total deposits decreased $53.1 million from prior quarter to $6.06 billion • Decrease in deposits primarily attributable to fluctuations in end - of - period balances of commercial FHA servicing deposits • Decrease in noninterest - bearing deposits partially offset by increases in lower - cost interest - bearing deposits • Strong business development momentum in St. Louis resulted in $120 million increase in commercial deposit balances in that market during 1Q22 Deposit Mix (in millions, as of quarter - end) (in millions, as of quarter - end) $5,341 $5,196 $5,601 $6,111 $6,057 0.25% 0.23% 0.19% 0.15% 0.15% 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 Total Deposits Cost of Deposits 1Q 2022 4Q 2021 1Q 2021 Noninterest - bearing demand $ 1,965 $ 2,246 $ 1,522 Interest - bearing: Checking 1,779 1,663 1,601 Money market 964 869 819 Savings 711 679 653 Time 619 631 719 Brokered time 19 23 25 Total Deposits $6,057 $6,111 $5,341

28 • Net interest income increased 4.7% from the prior quarter due primarily to higher average loan balances and an increase in net interest margin • Net interest margin, excluding accretion income, increased 26 bps from prior quarter due primarily to the redeployment of excess liquidity into the loan portfolio • Cash and cash equivalents declined by $348.1 million from end of prior quarter • Average rate on new and renewed loan originations increased 17 bps to 4.10% in March 2022 from 3.93% in December 2021 » Midland Equipment Finance yields increased 76 bps, while other commercial loan yields increased 7 bps Net Interest Income/Margin Net Interest Margin Net Interest Income (in millions) $1.2 $1.3 $1.0 $0.8 $0.6 $51.9 $50.1 $51.4 $54.3 $56.8 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 NII Accretion Income 0.08% 0.09% 0.07% 0.04% 0.03% 3.45% 3.29% 3.34% 3.25% 3.50% 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 NIM Accretion Income

29 • During 1Q22, assets under administration decreased $173.3 million, primarily due to market performance • Wealth Management revenue was consistent with prior quarter, as seasonal tax preparation fees offset the decrease in AUA Wealth Management Wealth Management Revenue Assets Under Administration (in millions) (in millions ) $3,560 $4,078 $4,058 $4,217 $4,044 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 $5.93 $6.53 $7.18 $7.18 $7.14 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022

30 Noninterest Income • Noninterest income decreased 30.7% from prior quarter, which was positively impacted by a number of one - time items • Impairment on commercial MSRs impacted noninterest income by $0.4 million and $2.1 million in 1Q22 and 4Q21, respectively • Excluding the impact of the one - time items and impairment of commercial MSRs, noninterest income was lower than the prior quarter due to slight declines in most areas Noninterest Income (in millions) $14.8 $17.4 $15.3 $22.5 $15.6 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 Wealth Management Interchange Service Charges on Deposits Residential Mortgage All Other

31 Noninterest Expense and Operating Efficiency • Efficiency Ratio (1) was 55.7% in 1Q22 vs. 52.6% in 4Q21 • Adjustments to non - interest expense: • Excluding these adjustments, noninterest expense was consistent with the prior quarter • Operating expense run - rate expected to be $41.0 - $42.0 million in 2022 Noninterest Expense and Efficiency Ratio (1) (Noninterest expense in millions) Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. ($ in millions) 1Q22 4Q21 Integration and acquisition related expenses ($0.1) ($0.2) FHLB advance prepayment fee -- ($4.9) $0.2 $7.6 $0.3 $5.0 $0.1 $39.1 $48.9 $41.3 $45.8 $40.9 57.1% 60.2% 58.8% 52.6% 55.7% 50.0% 55.0% 60.0% 65.0% 70.0% $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 $55.0 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 Total Noninterest Expense Adjustments to Noninterest Expense Efficiency Ratio

32 Outlook

33 Outlook • Loan pipeline remains very healthy and should support continued strong loan growth • Continued loan growth and asset sensitive balance sheet expected to drive further expansion in net interest margin as interest rates increase • Closing of FNBC branch acquisition in 2Q22 will provide additional low - cost deposits to fund loan growth • Strong expense management should lead to further operating leverage as loan growth and NIM expansion generate higher levels of revenue • Consistent investment in technology platform and development of additional fintech partnerships building the foundation for growth in Banking - as - a - Service over the coming years • Evaluating best options to strengthen capital ratios to support continued strong loan growth, while optimizing capital stack 33

34 Long - Term Formula for Enhancing Shareholder Value Accretive M&A Transactions Earnings Growth, Improving Returns and Enhanced Franchise Value Disciplined Balance Sheet Growth Improving Operating Efficiencies Stable Sources of Recurring Income

35 APPENDIX

36 ESG: A Framework for Sustainability Environmental Facilities • Our Corporate HQ, built in 2011, is LEED (Silver) Certified. • We have installed solar power in 10 Midland locations. • We have made more than $50+ million of credit available for residential solar projects since 2011. • We have also completed more than $540 million of financing for 18 “green” (LEED, Energy Star, etc.) multi - family/health care facilities through our Love Funding subsidiary since 2017. Paper Reduction • More than 40% of our customers use paperless statements and Midland has had a digitization/paper elimination program in place since 2010. Social Community Outreach • Midland States Bank has been serving families and businesses in our communities for more than 140 years, offering products and services based on the needs of our customers. • We work with more than 150 low - to - moderate income (“LMI”) and minority focused community development groups in our banking markets to help insure our community development programs address the needs of each of our markets. • The Midland Institute CEO Program, a unique program designed to teach and create entrepreneurial opportunities to teens, was first created by our Bank in 2008 for the local Effingham, Illinois high schools and has now grown to be offered by 229 high schools in six states. Culture and People • Since 2008 Midland has provided all employees personal and professional development through an acclaimed third - party training company. • Midland’s Advanced Study for Talent Enrichment and Resource Training (“MASTERS”) program serves to develop future leaders of the Company. To date 59% of participants have been women or minority employees. • Midland launched its Diversity & Inclusion Council in April 2020 to focus on diversity in the workplace and workforce. Philanthropy • $30 million of investment towards community development goals targeted for the 2019 - 2021 period. Financial Education • Since 2015 we have held more than 240 financial literacy seminars in LMI/minority neighborhoods in our footprint. CRA, Community Development and Financial Inclusion • Through our Believable Banking® Residential Mortgage and Home Improvement Loan Programs we have made more than $31 million of loans to consumers underserved by traditional loan programs. • Our banking products and services are offered through our personal bankers and online with materials designed to clearly describe the features, costs and alternatives available to our customers, including through dual - language materials and our ADA compliant website. • Midland has provided $877 million of financing for 148 affordable multi - family and health care projects since 2015. Governance Reputation • Midland States Bank was one of the first in the nation to have a woman on its board (1903). • Our board composition includes 40% women and minorities, and our criteria for identifying directors includes seeking diverse individuals. Oversight of Strategy and Risk • The Company’s Chair and CEO roles been separate since the Company’s inception (1988). • Our Board of Directors has established a Risk and Compliance Committee to oversee all aspects of risk and compliance management. • Our ERM program evaluates risk in each of our businesses and operational departments, including asset and liability management, and our Chief Risk Officer reports directly to the Audit and Risk and Compliance Committees of the Company’s Board of Directors. Data Security • Robust data security programs and a Privacy Policy under which we do not sell or share customer information with non - affiliated entities. Management of Legal and Regulatory Environment • All continuing directors except our CEO are “independent” pursuant to applicable SEC/NASDAQ rules. • Our Executive Compensation, including all performance related compensation, is also evaluated under our ERM to ensure compliance with the FDIC’s Interagency Guidelines Establishing Standards for Safety and Soundness and the Sound Incentive Compensation Policies issued jointly by the federal financial institutions regulatory agencies. • All cash and equity incentive programs for executive officers include operating metrics and/or four - year vesting periods .

37 Paycheck Protection Program Overview Paycheck Protection Program (as of 3/31/22) Loans Outstanding $22.9 million Total Fees Earned $15.3 million Fees Recognized in 1Q22 $1.1 million Remaining Fees to be Recognized $0.9 million Impact on 1Q22 Financials At or for the Three Months Ended 3/31/22 Metrics Excluding PPP Impact Total Loans $5.54 billion $5.52 billion Average Loans $5.27 billion $5.24 billion Net Interest Income FTE (1) $57.2 million $56.0 million Net Interest Margin (1) 3.50% 3.45% ACL/Total Loans 0.96% 0.96% 1. Loan fees and deferred loan origination costs being amortized over an estimated 24 to 60 month life of PPP loans Paycheck Protection Program Loan Forgiveness As of 12/31/21 As of 3/31/22 Loans Submitted to SBA $342.4 million $362.7 million Loans Forgiven by SBA $333.0 million $357.2 million Percentage of PPP Loans Forgiven 87.5% 93.9%

38 Capital and Liquidity Overview Capital Ratios (as of 3/31/22) Liquidity Sources (as of 3/31/22) 6.43% 7.80% 7.96% 8.82% 11.74% 9.99% 9.03% 9.99% 10.73% 0.00% 5.00% 10.00% 15.00% TCE/TA Tier 1 Common Tier 1 Leverage Tier 1 RBC Total RBC Consolidated Bank Level ($ in millions) Cash and Cash Equivalents $ 332.3 Unpledged Securities 362.0 FHLB Committed Liquidity 1,007.1 FRB Discount Window Availability 64.8 Total Estimated Liquidity $ 1,766.2 Conditional Funding Based on Market Conditions Additional Credit Facility $ 250.0 Brokered CDs (additional capacity) $ 500.0 Other Liquidity Holding Company Cash Position of $41.2 Million Holding Company Line of Credit of $15.0 Million

Appendix: Reconciliation of TBV Per Share

(dollars in thousands, except per share data)	2021	2020	2019	2018	2017	2016	2015	2014
				As of December 31,				
Shareholders' Equity to Tangible Common Equity:								
Total shareholders' equity—GAAP	$ 663,837	$ 621,391	$ 661,911	$ 608,525	$ 449,545	$ 321,770	$ 232,880	$ 219,456
Adjustments:								
Preferred stock	-	-	-	(2,781)	(2,970)	-	-	-
Goodwill	(161,904)	(161,904)	(171,758)	(164,673)	(98,624)	(48,836)	(46,519)	(47,946)
Other intangibles	(24,374)	(28,382)	(34,886)	(37,376)	(16,932)	(7,187)	(7,004)	(9,464)
Tangible Common Equity	$ 477,559	$ 431,105	$ 455,267	$ 403,695	$ 331,019	$ 265,747	$ 179,357	$ 162,046
Total Assets to Tangible Assets:								
Total assets—GAAP	$ 7,443,805	$ 6,868,540	$ 6,087,017	$ 5,637,673	$ 4,412,701	$ 3,233,723	$ 2,884,824	$ 2,676,614
Adjustments:								
Goodwill	(161,904)	(161,904)	(171,758)	(164,673)	(98,624)	(48,836)	(46,519)	(47,946)
Other intangibles	(24,374)	(28,382)	(34,886)	(37,376)	(16,932)	(7,187)	(7,004)	(9,464)
Tangible Assets	$ 7,257,527	$ 6,678,254	$ 5,880,373	$ 5,435,624	$ 4,297,145	$ 3,177,700	$ 2,831,301	$ 2,619,204
Common Shares Outstanding	22,050,537	22,325,471	24,420,345	23,751,798	19,122,049	15,483,499	11,797,404	11,725,158
Tangible Common Equity to Tangible Assets	6.58 %	6.46 %	7.74 %	7.43 %	7.70 %	8.36 %	6.33 %	6.19 %
Tangible Book Value Per Share	$ 21.66	$ 19.31	$ 18.64	$ 17.00	$ 17.31	$ 17.16	$ 15.20	$ 13.82

Midland States Bancorp, Inc.

39

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Years Ended December 31,					
(dollars in thousands, except per share data)	2021	2020	2019	2018	2017	2016
Income before income taxes - GAAP	$ 99,112	$ 32,014	$ 72,471	$ 50,805	$ 26,471	$ 50,431
Adjustments to noninterest income:						
Gain on sales of investment securities, net	537	1,721	674	464	222	14,702
Gain on termination of hedged interest rate swap	2,159	-	-	-	-	-
Other income	48	(17)	(29)	89	(67)	(608)
Total adjustments to noninterest income	2,744	1,704	645	553	155	14,094
Adjustments to noninterest expense:						
Impairment related to facilities optimization	-	12,847	3,577	-	1,952	2,099
Loss (gain) on mortgage servicing rights held for sale	222	1,692	(490)	458	4,059	-
FHLB advances prepayment fees	8,536	4,872	-	-	-	-
Loss on repurchase of subordinated debt	-	193	1,778	-	-	511
Integration and acquisition expenses	4,356	2,309	5,493	24,015	17,738	2,343
Total adjustments to noninterest expense	13,114	21,913	10,358	24,473	23,749	4,953
Adjusted earnings pre tax	109,482	52,223	82,184	74,725	50,065	41,290
Adjusted earnings tax	26,261	12,040	19,358	17,962	15,170	14,064
Adjusted earnings - non-GAAP	$ 83,221	$ 40,183	$ 62,826	$ 56,763	$ 34,895	$ 27,226
Preferred stock dividends, net	-	-	46	141	83	-
Adjusted earnings available to common shareholders - non-GAAP	$ 83,221	$ 40,183	$ 62,780	$ 56,622	$ 34,812	$ 27,226

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Years Ended December 31,					
(dollars in thousands)	2021	2020	2019	2018	2017	2016
Adjusted earnings pre tax - non- GAAP	$ 109,482	$ 52,223	$ 82,184	$ 74,725	$ 50,065	$ 41,290
Provision for credit losses	3,393	44,361	16,985	9,430	9,556	5,591
Impairment on commercial mortgage servicing rights	7,532	12,337	2,139	(449)	2,324	3,135
Adjusted pre-tax, pre-provision earnings - non-GAAP	$ 120,407	$ 108,921	$ 101,308	$ 83,706	$ 61,945	$ 50,016
Adjusted pre-tax, pre-provision return on average assets	1.75 %	1.67 %	1.74 %	1.53 %	1.57 %	1.63 %

40

Midland States Bancorp, Inc.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Efficiency Ratio Reconciliation

	For the Years Ended December 31,					
(dollars in thousands)	2021	2020	2019	2018	2017	2016
Noninterest expense - GAAP	$ 175,069	$ 184,010	$ 175,641	$ 191,643	$ 152,997	$ 121,289
Adjustments to noninterest expense:						
Net expense from FDIC loss share termination agreement	-	-	-	-	-	(351)
Impairment related to facilities optimization	-	(12,847)	(3,577)	-	(1,952)	(2,099)
(Loss) gain on mortgage servicing rights held for sale	(222)	(1,692)	490	(458)	(4,059)	-
FHLB advances prepayment fees	(8,536)	(4,872)	-	-	-	-
Loss on repurchase of subordinated debt	-	(193)	(1,778)	-	-	(511)
Integration and acquisition expenses	(4,356)	(2,309)	(5,493)	(24,015)	(17,738)	(2,343)
Adjusted noninterest expense	$ 161,955	$ 162,097	$ 165,283	$ 167,170	$ 129,248	$ 115,985
Net interest income - GAAP	$ 207,675	$ 199,136	$ 189,815	$ 180,087	$ 129,662	$ 105,254
Effect of tax-exempt income	1,543	1,766	2,045	2,095	2,691	2,579
Adjusted net interest income	209,218	200,902	191,860	182,182	132,353	107,833
Noninterest income - GAAP	69,899	61,249	75,282	71,791	59,362	72,057
Adjustments to noninterest income:						
Impairment (recapture) on commercial mortgage servicing rights	7,532	12,337	2,139	(449)	2,324	3,135
Gain on sales of investment securities, net	(537)	(1,721)	(674)	(464)	(222)	(14,702)
Gain on termination of hedged interest rate swap	(2,159)	-	-	-	-	-
Other income	(48)	17	29	(89)	67	608
Adjusted noninterest income	74,687	71,882	76,776	70,789	61,531	61,098
Adjusted total revenue	$ 283,905	$ 272,784	$ 268,636	$ 252,971	$ 193,884	$ 168,931
Efficiency ratio	57.05 %	59.42 %	61.53 %	66.08 %	66.66 %	68.66 %

41

Midland States Bancorp, Inc.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Quarter Ended				
(dollars in thousands, except per share data)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Income before income taxes - GAAP	$ 27,389	$ 30,600	$ 25,431	$ 19,041	$ 24,040
Adjustments to noninterest income:					
Gain on sales of investment securities, net	-	-	160	377	-
Gain on termination of hedged interest rate swap	-	1,845	-	-	314
Other income	-	-	-	(27)	75
Total adjustments to noninterest income	-	1,845	160	350	389
Adjustments to noninterest expense:					
Loss on mortgage servicing rights held for sale	-	-	79	143	-
FHLB advances prepayment fees	-	4,859	-	3,669	8
Integration and acquisition expenses	91	171	176	3,771	238
Total adjustments to noninterest expense	91	5,030	255	7,583	246
Adjusted earnings pre tax	27,480	33,785	25,526	26,274	23,897
Adjusted earnings tax	6,665	8,369	5,910	6,519	5,463
Adjusted earnings - non-GAAP	$ 20,815	$ 25,416	$ 19,616	$ 19,755	$ 18,434
Adjusted diluted earnings per common share	$ 0.92	$ 1.12	$ 0.86	$ 0.86	$ 0.81
Adjusted return on average assets	1.16 %	1.39 %	1.15 %	1.17 %	1.11 %
Adjusted return on average shareholders' equity	12.84 %	15.44 %	11.94 %	12.36 %	11.97 %
Adjusted return on average tangible common equity	17.89 %	21.65 %	16.82 %	17.52 %	17.18 %

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Quarter Ended				
(dollars in thousands)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Adjusted earnings pre tax - non-GAAP	$ 27,480	$ 33,785	$ 25,526	$ 26,274	$ 23,897
Provision for credit losses	4,167	467	(184)	(455)	3,565
Impairment on commercial mortgage servicing rights	394	2,072	3,037	1,148	1,275
Adjusted pre-tax, pre-provision earnings - non-GAAP	$ 32,041	$ 36,324	$ 28,379	$ 26,967	$ 28,737
Adjusted pre-tax, pre-provision return on average assets	1.79 %	1.98 %	1.67 %	1.60 %	1.73 %

42

Midland States Bancorp, Inc.

43 (dollars in thousands) Noninterest expense - GAAP $ 40,884 $ 45,757 $ 41,292 $ 48,941 $ 39,079 Loss on mortgage servicing rights held for sale - - (79) (143) - FHLB advances prepayment fees - (4,859) - (3,669) (8) Integration and acquisition expenses (91) (171) (176) (3,771) (238) Adjusted noninterest expense $ 40,793 $ 40,727 $ 41,037 $ 41,358 $ 38,833 Net interest income - GAAP $ 56,827 $ 54,301 $ 51,396 $ 50,110 $ 51,868 Effect of tax-exempt income 369 372 402 383 386 Adjusted net interest income 57,196 54,673 51,798 50,493 52,254 Noninterest income - GAAP 15,613 22,523 15,143 17,417 14,816 Impairment on commercial mortgage servicing rights 394 2,072 3,037 1,148 1,275 Gain on sales of investment securities, net - - (160) (377) - Gain on termination of hedged interest rate swap - (1,845) - - (314) Other - - - 27 (75) Adjusted noninterest income 16,007 22,750 18,020 18,215 15,702 Adjusted total revenue $ 73,203 $ 77,423 $ 69,818 $ 68,708 $ 67,956 Efficiency ratio 55.73% 52.61% 58.78% 60.19% 57.14% 2021 March 31, MIDLAND STATES BANCORP, INC. Efficiency Ratio Reconciliation RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) 2021 September 30, For the Quarter Ended June 30, 20212021 December 31, 2022 March 31,

44 (dollars in thousands, except per share data) Shareholders' Equity to Tangible Common Equity Total shareholders' equity—GAAP $ 644,986 $ 663,837 $ 657,844 $ 648,186 $ 635,467 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (22,976) (24,374) (26,065) (27,900) (26,867) Tangible common equity $ 460,106 $ 477,558 $ 469,875 $ 458,382 $ 446,696 Total Assets to Tangible Assets: Total assets—GAAP $ 7,338,715 $ 7,443,805 $ 7,093,959 $ 6,630,010 $ 6,884,786 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (22,976) (24,374) (26,065) (27,900) (26,867) Tangible assets $ 7,153,835 $ 7,257,527 $ 6,905,990 $ 6,440,206 $ 6,696,015 Common Shares Outstanding 22,044,626 22,050,537 22,193,141 22,380,492 22,351,740 Tangible Common Equity to Tangible Assets 6.43% 6.58% 6.80% 7.12% 6.67% Tangible Book Value Per Share $ 20.87 $ 21.66 $ 21.17 $ 20.48 $ 19.98 (dollars in thousands) Net income available to common shareholders $ 20,749 $ 23,107 $ 19,548 $ 20,124 $ 18,538 Average total shareholders' equity—GAAP $ 657,327 $ 652,892 $ 651,751 $ 641,079 $ 624,661 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (23,638) (25,311) (27,132) (26,931) (27,578) Average tangible common equity $ 471,785 $ 465,677 $ 462,715 $ 452,244 $ 435,179 ROATCE 17.84% 19.69% 16.76% 17.85% 17.28% MIDLAND STATES BANCORP, INC. Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) 2021 September 30, As of June 30, 20212021 December 31, 2022 March 31, Return on Average Tangible Common Equity (ROATCE) 2021 March 31, 2021 March 31, 2021 June 30, 2021 September 30, For the Quarter Ended 2021 December 31, 2022 March 31,